UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 28, 2016, Matson, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders, at which: (i) seven directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, (iii) the Matson, Inc. 2016 Incentive Compensation Plan was approved, and (iv) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 14, 2016.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2016 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Vote
W. Blake Baird	36,308,311	576,296	3,085,654
Michael J. Chun	35,665,358	1,219,249	3,085,654
Matthew J. Cox	36,564,080	320,527	3,085,654
Walter A. Dods, Jr.	35,669,886	1,214,721	3,085,654
Thomas B. Fargo	36,254,870	629,737	3,085,654
Constance H. Lau	36,083,849	800,758	3,085,654
Jeffrey N. Watanabe	36,485,861	398,746	3,085,654

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
35,756,688	1,034,576	93,343	3,085,654

Proposal 3: Approval of the Matson, Inc. 2016 Incentive Compensation Plan

For	Against	Abstain	Broker Non-Vote
34,972,062	1,821,841	90,704	3,085,654

Proposal 4: Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,671,911	246,377	51,973	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2016

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and Chief Financial Officer

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